Exhibit 99.1

                SONO-TEK ANNOUNCES ADDITIONAL EQUITY INVESTMENTS

    MILTON, N.Y., April 15 /PRNewswire-FirstCall/ -- Sono-Tek Corporation (OTC Bulletin Board: SOTK) the world's leader in ultrasonic spray nozzle technology, announced today that the Empire State Development (a New York State Agency), Small Business Technology Investment Fund had approved a $500,000 investment in Sono-Tek Corporation. This was announced by them on April 8, 2005. A copy of the announcement follows:

    Empire State Development Announcement -

              GARGANO: STATE MAKES INVESTMENT IN HIGH TECH COMPANY

                 State Awards $500,000 To Ulster County Company

    Empire State Development Chairman Charles A. Gargano announced today that Sono-Tek Corp. in Ulster County has been approved to receive a $500,000 equity investment from the Small Business Technology Investment Fund (SBTIF). The action was approved by the Empire State Development Board of Directors.

    The SBTIF was created to provide start-up high-tech companies throughout New York State with a source of venture capital to promote job creation and economic growth.

    "The Small Business Technology Investment Fund is another valuable tool New York State uses to help companies grow and prosper," Gargano said. "The Fund's success has allowed us to continue to use revolving returns to keep investing in companies at no cost to taxpayers as we continue to lead the nation in high-tech growth and development."

    Sono-Tek Corp, located in Milton, N.Y., manufactures patented ultra sonic spray nozzles, atomizers and coating systems. The company's products are used in various industry applications.

    The Fund provides access to capital for New York's start-up high technology companies. The Fund makes debt and equity investments and offers technical and managerial services to growing technology-based business ventures. It includes a matching-fund requirement to ensure companies receiving State investments have adequate funds to achieve their goals.

    Information about the Small Business Technology Investment Fund is available by visiting the Empire State Development web site at http://www.nylovesbiz.com, by calling 1-800-STATE NY or via e-mail at esd_sbtif@empire.state.ny.us.

    Source:  Empire State Development

    Private Institutional Equity Investment

    In a separate unrelated transaction, another Institutional investor purchased 125,000 shares of common stock from the Company for $287,500.

    Christopher L. Coccio, Ph.D., President & CEO of Sono-Tek, was quoted "These two investments demonstrate the confidence that our state and the investment community has in our Company and its excellent technology. Proceeds from these investments will be used to fund Sono-Tek's technology development programs, to expand its domestic and international markets, and to repay debt. In the past fiscal year, Sono-Tek has increased revenues by over 60%, sharply increased operating profits, and increased employment by over 50%. Much of this growth is attributable to Sono-Tek's activities in medical device coating applications (arterial stents and other devices) and other innovative industrial coating applications both here and abroad. "

    For further information, contact Dr. Christopher L. Coccio, President and CEO at 845-795-2020, or visit our website at http://www.sono-tek.com.

    This press release contains forward-looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions; political, regulatory, competitive and technological developments affecting the Company's operations or the demand for its products; timely development and market acceptance of new products; adequacy of financing; capacity additions and the ability to enforce patents. We refer you to documents that the company files with the Securities and Exchange Commission, which includes Form 10-KSB and Form 10-QSBs containing additional important information.

SOURCE  Sono-Tek Corporation
    -0-                             04/15/2005

    /CONTACT: Dr. Christopher L. Coccio, President and CEO of Sono-Tek Corporation, +1-845-795-2020 /
    /Web site:  http://www.sono-tek.com